SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016
IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	001-37532 (Commission File Number)	72-1280718 (I.E. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
Effective as of December 20, 2016, IBERIABANK Corporation (the “Company”), entered into a termination agreement (the "Agreement") with the Federal Deposit Insurance Corporation (the "FDIC") to terminate IBERIABANK's twelve loss share agreements with the FDIC ahead of their contractual maturities. These loss share agreements were related to IBERIABANK's acquisition of certain assets and assumption of certain liabilities of six failed banks through FDIC-assisted transactions entered into between 2009 and 2011, as well as two FDIC loss share agreements assumed in connection with the Company's acquisition of Georgia Commerce Bank, on May 31, 2015.
The loss share termination transaction was completed on December 20, 2016. Under the terms of the Agreement, the FDIC made a net payment of $6.5 million to IBERIABANK as consideration for termination of the loss share agreements. As a result of this transaction, IBERIABANK expects to record a non-core after-tax charge of approximately $11.2 million, or 26 cents per fully diluted common share, during the fourth quarter of 2016, primarily as a result of the write-offs of the remaining FDIC indemnification asset and net loss share receivable, net of the payment received from the FDIC.
All rights and obligations of IBERIABANK and the FDIC under the loss share agreements, including the clawback provisions and the settlement of outstanding loss share claims, have been resolved and completed under the Agreement.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement itself, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 7.01    Regulation FD Disclosure.

On December 21, 2016, the Company issued a press release announcing IBERIABANK's entry into the Agreement with the FDIC. A copy of such release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Document
10.1
Termination Agreement among the Federal Deposit Insurance Corporation, in its capacity as receiver of each of Capital South Bank, Century Bank, Orion Bank, Sterling Bank, Creekside Bank and Patriot Bank of Georgia, the Federal Deposit Insurance Corporation and IBERIABANK dated as of December 20, 2016

99.1	Press release dated December 21, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE:	December 21, 2016	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1
Termination Agreement among the Federal Deposit Insurance Corporation, in its capacity as receiver of each of Capital South Bank, Century Bank, Orion Bank, Sterling Bank, Creekside Bank and Patriot Bank of Georgia, the Federal Deposit Insurance Corporation and IBERIABANK dated as of December 20, 2016

99.1	Press release dated December 21, 2016